SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

AMG FUNDS IV

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Shareholder Name Address 1 Address 2 Address 3

EXTREMELY IMPORTANT

[Insert “Reference Number: CFS ID”]

Regarding Your Investment: AMG Beutel Goodman Core Plus Bond Fund Class N

Dear Valued Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the AMG Beutel Goodman Core Plus Bond Fund Class N. We recently sent you proxy materials concerning important proposals.

This letter was sent because you held shares in the fund on the record date and we have not received your vote.

VOTE NOW BY CALLING

1-866-875-8612

Please contact us toll-free at the number listed above between 9:00 a.m. and 11:00 p.m. Eastern Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern Saturday. Please respond as soon as possible. At the time of the call, please use the Reference Number listed above.

You will not be asked for confidential information and your call will be recorded for your protection.

Thank you in advance for your participation. We appreciate you taking the time to vote your shares.

AMG BG Core Plus Bond Fund Class N

Shareholder Name Address 1 Address 2 Address 3

EXTREMELY IMPORTANT

[Insert “Reference Number: CFS ID”]

Regarding Your Investment: AMG Beutel Goodman International Equity Fund

Dear Valued Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the AMG Beutel Goodman International Equity Fund. We recently sent you proxy materials concerning important proposals.

This letter was sent because you held shares in the fund on the record date and we have not received your vote.

VOTE NOW BY CALLING

1-866-875-8612

Please contact us toll-free at the number listed above between 9:00 a.m. and 11:00 p.m. Eastern Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern Saturday. Please respond as soon as possible. At the time of the call, please use the Reference Number listed above.

You will not be asked for confidential information and your call will be recorded for your protection.

Thank you in advance for your participation. We appreciate you taking the time to vote your shares.

AMG BG International Equity Fund